EXHIBIT 10.23

                             THIRD ADDENDUM TO LEASE

This Third Addendum To Lease is made and entered into the 28th day of March, 1996, between Conifer Prince Street Associates (Landlord) and DSMI Corporation (Tenant).

WITNESSETH: that Tenant currently leases and occupies approximately 7,224 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement; First and Second Addendums To Lease, dated February 22, 1995, August 18, 1995 and November 17, 1995, respectively.

WHEREAS, Tenant and Landlord desire to increase the Base Rent associated with the 1,720 square feet leased and occupied by Tenant, located on the lower level of the Building as illustrated by Exhibit A-2 of the Second Addendum To Lease.

NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify certain provisions of the Lease as follows:


1. Effective April 1, 1996, Tenant agrees to pay, in addition to its Base Rent as stated in the First Addendum To Lease, the following monthly Base Rent:

                       Period                        $/Sq.ft.           Monthly
                  Month-to-Month                                       Base Rent

                  4/1/96-2/28/97                      $12.00           $1,720.00
                  3/1/97-2/28/98                      $12.50           $1,791.67
                  3/1/98-2/28/99                      $13.00           $1,863.33
                  3/1/99-9/30/99                      $13.50           $1,935.00

2. Landlord or Tenant may terminate this Second Addendum To Lease by providing the other with prior written notice of its desire to terminate the provisions of this Second Addendum To Lease. The effective date of termination will be the last day of the first full month following the receipt of said written notice.

Except as modified above, all other terms and conditions of the Lease Agreement, First and Second Addendums To Lease, dated February 22, 1995 , August 18, 1995 and March 23, 1996, respectively, shall remain unchanged and in full force and effect.

Agreed to by:                                      greed to by:
DSMI CORPORATION                           CONIFER PRINCE STREET ASSOCIATES
                                              Home Properties of New York

By:  /s/ Gregory D. Brown                    By:  /s/ Thomas L. Fountain

Date:  March 28, 1996                        Date:  April 1, 1996